BYLAWS

OF

CIRCLE ENERGY, INC.

ARTICLE I: CORPORATE OFFICES

Section 1.1. REGISTERED AGENT AND OFFICE. The registered agent of the Corporation (the “Corporation”) shall be as set forth in the Corporation’s articles of incorporation, as amended or restated (the “Articles of Incorporation”) and the registered office of the Corporation shall be the street office of that agent. The board of directors of the Corporation (the “Board of Directors”) may at any time change the Corporation’s registered agent or office by making the appropriate filing with the Nevada Secretary of State (“SOS”).

Section 1.2. PRINCIPAL OFFICE. The principal executive office of the Corporation shall be at such place within or without the State of Nevada, as the Board of Directors may specify from time to time. The Corporation shall have and continuously maintain a registered office and registered agent in the State of Nevada in accordance with the provisions of Section 78.090, or any successor statute, of the Nevada Revised Statutes (the “NRS”).

Section 1.3. OTHER OFFICES. The Corporation may also have other offices, within or without the State of Nevada, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.4. BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II: MEETINGS OF SHAREHOLDERS

Section 2.1. PLACE OF MEETING. Meetings of the shareholders shall be held either at the principal office of the Corporation or at any other place, within or without the State of Nevada, as the Board of Directors shall designate. The Board of Directors may determine, in its discretion, that any meeting of the shareholders may be held solely by means of electronic communication in accordance with Section 2.2.

Section 2.2. PARTICIPATION BY REMOTE COMMUNICATION. Shareholders not physically present at a meeting of the shareholders may participate in the meeting by remote communication, including (without limitation) electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(a) Verify the identity of each shareholder participating by remote communication.

(b) Provide the shareholders a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner with the proceedings.

Shareholders participating by remote communication shall be considered present in person at the meeting.

Section 2.3. ANNUAL MEETING. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. The Board of Directors may elect not to hold an annual meeting. Failure to hold the annual meeting of shareholders at the time designated by the Board of Directors shall not affect the validity of any action taken by the Corporation. At the annual meeting, directors shall be elected and any other proper business may be transacted.

Section 2.4. SPECIAL MEETINGS. Special meetings of shareholders may be called by the Board of Directors, any two directors, or the President. The only business which may be conducted at a special meeting of shareholders shall be the matter or matters set forth in the notice of such meeting.

Section 2.5. SHAREHOLDER NOMINATIONS AND PROPOSALS. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder, the shareholder or shareholders of record intending to propose the business (the “proposing shareholder”) must have given written notice of the proposing shareholder’s nomination or proposal, either by personal delivery or by United States mail to the Secretary no earlier than 120 calendar days and no later than 60 calendar days prior to the date such annual meeting is to be held. If the current year’s meeting is called for a date that is not within 30 days of the anniversary of the previous year’s annual meeting, notice must be received no later than ten calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders begin a new time period for giving a proposing shareholder’s notice as provided above.

For business to be properly brought before a special meeting of shareholders, the notice of the meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A person or persons who have made a written request for a special meeting pursuant to Section 2.4 may provide the information required for notice of a shareholder proposal under this section simultaneously with the written request for the meeting submitted to the Secretary or within ten calendar days after delivery of the written request for the meeting to the Secretary.

A proposing shareholder’s notice shall include as to each matter the proposing shareholder proposes to bring before either an annual or special meeting:

(a)The name and address of the proposing shareholder.

(b)The class and number of shares of capital stock of the Corporation held by the proposing shareholder.

(c)If the notice regards a nomination of a candidate for election as director: (i) the name, age, and business and residence address of the candidate; (ii) the principal occupation or employment of the candidate; and (iii) the class and number of shares of the Corporation beneficially owned by the candidate.

(d) If the notice regards a proposal other than a nomination of a candidate for election as director, a brief description of the business desired to be brought before the meeting and the material interest of the proposing shareholder in such proposal.

A shareholder making any proposal shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended. Nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposal may be disregarded.

Section 2.6. FIXING THE RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the record date shall be the date fixed by resolution of the Board of Directors. If no date is specified, the record date shall be the close of business on the day before the day the first notice of the meeting is given or, if notice is waived, the close of business on the day before the day the meeting is held.

A record date fixed under this Section may not be less than 10 or more than 60 days before the meeting of shareholders. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment or postponement of the meeting unless the Board of Directors fixes a new record date for the adjourned or postponed meeting. The Board of Directors must fix a new record date if the meeting is adjourned or postponed more than 60 days after the original meeting of shareholders.

Section 2.7. NOTICE OF SHAREHOLDERS’ MEETING. Written notice stating the place, date, and time of the meeting, the means of any electronic communication by which shareholders may participate in the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10, and not more than 60, days before the date of the meeting.

Notice to each shareholder entitled to vote at the meeting shall be given personally, by mail, or by electronic transmission if consented to by a shareholder, by or at the direction of the Secretary or the officer or person calling the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

Any shareholder entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the meeting. A shareholder’s participation or attendance at a meeting shall constitute a waiver of notice, except where the shareholder attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 2.8. QUORUM OF SHAREHOLDERS. At each meeting of shareholders for the transaction of any business, a quorum must be present to organize such meeting. The holders of at least one-third of the issued and outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting, except as otherwise required by the Articles of Incorporation, these Bylaws, or Chapter 78 of the Nevada Revised Statutes (the “Nevada Corporations Act”). If any class or series of shares is permitted or required to vote separately on any action, the presence in person, by means of remote communication, or by proxy of a majority of the voting power of such class or series constitutes a quorum for the transaction of business.

In the absence of a quorum, the Chairman of the Board shall have the power to adjourn the meeting in accordance with Section 2.10 of these bylaws. If a quorum is initially present, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken is approved by a majority of the shareholders initially constituting a quorum for that meeting.

The holders of a majority of the voting power represented in person, by means of remote communication, or by proxy at a meeting, even if less than a quorum, may adjourn or postpone the meeting from time to time.

Section 2.9. CONDUCT OF MEETINGS. The Board of Directors, as it shall deem appropriate, may adopt by resolution rules and regulations for the conduct of meetings of the shareholders. The Chairman of the Board shall be the chairman of the meeting of stockholders unless another individual is appointed chairman of the meeting of stockholders, and such individual shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order, except as otherwise provide by the general corporation laws of the State of Nevada.

The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.10. ADJOURNED MEETING. When a meeting is adjourned to another time and place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that may have been transacted at the original meeting. If a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record as of such new record date entitled to vote at the meeting.

Section 2.11. VOTING OF SHARES. Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided by these Bylaws and to the extent that the Articles of Incorporation or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock.

Unless a different proportion is required by the Articles of Incorporation, these Bylaws, or the Nevada Corporations Act:

(a)If a quorum exists, action other than the election of directors is approved if the votes cast in favor of the action exceed the votes cast against the action.

(b)If a quorum exists of any class or series of stock that is permitted or required to vote separately on any matter, action is approved by the class or series if a majority of the voting power of a quorum of that class or series votes in favor of the action.

Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 2.12. VOTING BY PROXY. A shareholder may vote either in person or by proxy executed in writing by the shareholder or the shareholder’s attorney-in-fact. Any copy, communication by electronic transmission, or other reliable written reproduction may be substituted for the shareholder’s original written proxy for any purpose for which the original proxy could have been used if such copy, communication by electronic transmission, or other reproduction is a complete reproduction of the entire original written proxy.

No proxy shall be valid after six months from the date of its creation unless the proxy specifies its duration, which may not exceed seven years from the date of its creation. A proxy shall be revocable unless the proxy states that the proxy is irrevocable and the proxy is coupled with an interest sufficient to support an irrevocable power.

A properly created proxy or proxies continues in full force and effect until either of the following occurs:

(a)One of the following is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of the shareholders and determine the validity of proxies and ballots: (i) another instrument or transmission properly revoking the proxy; or (ii) a properly created proxy or proxies bearing a later date.

(b)The shareholder executing the original written proxy revokes the proxy by attending a shareholders’ meeting and voting its shares in person, in which case any votes cast by that shareholder’s previously designated proxy or proxies shall be disregarded by the Corporation when the votes are counted.

Section 2.13. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of shareholders may be taken without a meeting if, before or after the action, a written consent to the action is signed by shareholders holding a majority of the voting power of the Corporation or, if different, the proportion of voting power required to take the action at a meeting of shareholders.

The consent shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The Corporation shall give notice of any action so taken within ten (10) days of the date of such action to those shareholders entitled to vote thereon who did not give their written consent and to those shareholders not entitled to vote thereon.

ARTICLE III: BOARD OF DIRECTORS

Section 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the general corporation laws of the State of Nevada, the Articles of Incorporation of the Corporation or these bylaws.

Section 3.2. NUMBER, TERM, AND QUALIFICATION OF DIRECTORS. The number of directors of the Corporation shall be determined from time to time by resolution adopted by the Board of Directors; provided, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors shall be elected annually at the annual meeting of shareholders of the Corporation. Each director shall hold office until the next annual meeting of shareholders at which his term expires and until his successor is elected and qualified, or until his earlier death, resignation or removal pursuant to these bylaws. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified. Directors shall be natural persons 18 years of age or older, but need not be residents of the State of Nevada or shareholders of the Corporation.

Section 3.3. REMOVAL. Any or all of the directors, or a class of directors, may be removed at any time, with or without cause, at a special meeting of shareholders called for that purpose by a vote of the holders of two-thirds of the voting power of the issued and outstanding stock entitled to vote. If less than the entire Board of Directors is removed, no one director may be removed unless the vote in favor of removal would be sufficient to prevent the election of the director at the time of removal.

Section 3.4. RESIGNATION. A director may resign at any time by giving written notice to the Board of Directors, its chair, or to the Secretary of the Corporation. Such resignation shall be effective upon the giving of such notice or at such later time as shall be specified therein. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

Section 3.5. VACANCIES. Unless otherwise provided in the Articles of Incorporation, Any vacancies occurring on the Board of Directors for any reason (including death, resignation, disqualification, removal or other causes) and any newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors or pursuant to a consent resolution signed by a majority of the Board of Directors. Notwithstanding the immediately preceding sentence, the Board of Directors may by resolution determine that any such vacancies or newly created directorships shall be filled by the shareholders of the Corporation representing at least one-third of the issued and outstanding shares of capital stock of the Corporation that would be entitled to vote at a meeting of shareholders. A director elected to fill a vacancy or a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Section 3.6. ANNUAL MEETINGS OF DIRECTORS. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held immediately following the annual meeting of the shareholders at the place where such meeting is held. Notice of annual meetings shall not be required.

Section 3.7. REGULAR MEETINGS OF DIRECTORS. The Board of Directors may by resolution provide for the holding of regular meetings of the Board on specified dates and at specified times. If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on the next business day that is not a legal holiday. Regular meetings of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be determined by resolution of the Board of Directors. Notice of regular meetings shall not be required.

Section 3.8. SPECIAL MEETINGS OF DIRECTORS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, or Secretary. Such meetings may be held at the time and place designated in the notice of the meeting.

Section 3.9. PARTICIPATION BY ELECTRONIC COMMUNICATION. Directors not physically present at a meeting of the Board of Directors may participate in the meeting by electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(a)Verify the identity of each director participating by electronic communication.

(b)Provide the directors a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner.

Directors participating by electronic communication shall be considered present in person at the meeting.

Section 3.10. NOTICE OF DIRECTORS’ MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. All special meetings of the Board of Directors shall be held upon not less than fifteen (15) days’ written notice stating the purpose or purposes of the meeting, and the date, place, and time of the meeting, and the means of any electronic communication by which directors may participate in the meeting. Notice may be given to each director personally, by mail, by electronic transmission if consented to by the director, or by any other means of communication authorized by the director.

A director entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the time of the meeting. A director’s participation or attendance at a meeting shall constitute a waiver of notice, except where the director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.11. QUORUM AND ACTION BY DIRECTORS. A majority of the Board of Directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is initially present, the Board of Directors may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum, if any action taken is approved by a majority of the directors initially constituting a quorum for that meeting.

The act of the directors holding a majority of the voting power of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act requires approval by a greater proportion under the Articles of Incorporation or these Bylaws.

Section 3.12. ADJOURNED MEETING. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the Board of Directors to another time and place. Notice of the time and place of holding an adjourned meeting of the Board of Directors need not be given unless the meeting is adjourned for more than forty-eight (48) hours. If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place to the directors who were not present at the time of the adjournment.

Section 3.13. COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services as such and may be reimbursed for expenses of attendance at meetings of the Board or a committee as may be fixed or determined by resolution of the Board of Directors. Any director may serve the Corporation in any other capacity and receive compensation therefor.

Section 3.14. ACTION BY DIRECTORS WITHOUT MEETING. Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all of the members of the Board of Directors or committee sign a written consent describing the action and deliver it to the Corporation.

Section 3.15. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding the meeting or the transacting of specified business at the meeting or such director votes against such action or abstains from voting in respect of such matter.

Section 3.16. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the directors, may establish one or more committees, each consisting of one or more directors, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and allowed under the Nevada Corporations Act.

Notwithstanding the foregoing, a committee of the Board of Directors shall not have the authority to:

(a)Fill vacancies on the Board of Directors or any committee thereof.

(b)Amend the Articles of Incorporation.

(c)Adopt, amend, or repeal these Bylaws.

(d)Authorize the issuance of shares of the Corporation’s stock.

(e)Authorize a distribution.

(f)Approve any action that requires shareholder approval.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV: OFFICERS

Section 4.1. POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary, a Treasurer, and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

Officers shall be elected annually at the meeting of the Board of Directors held after each annual meeting of shareholders. Each officer shall hold office until the next annual meeting at which officers are to be elected and until his successor is elected and qualified, or until his earlier resignation or removal pursuant to these bylaws. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights. Notwithstanding the foregoing, the Board of Directors may enter into an employment contract or other employment arrangement the term of which may (including the compensation to be paid) exceed one year.

Section 4.2. REMOVAL AND RESIGNATION. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any regular or special meeting of the Board of Directors by the affirmative vote of the majority of the directors in attendance where a quorum is present. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering written notice to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date.

Section 4.3. VACANCIES. Any vacancies among the officers for any reason (including death, resignation, disqualification, removal or other causes) may be filled by the Board of Directors in the manner prescribed in these bylaws for regular elections to that office.

Section 4.4. COMPENSATION. The compensation of the officers shall be fixed by or under the direction of the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

Section 4.5. PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have active, general supervision and executive management over the business and affairs of the Corporation. The President may perform such acts, not inconsistent with the applicable law or the provisions of these bylaws, usually performed by the chief operating officer of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Corporation. The President shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these bylaws.

The President shall preside at all meetings of the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried out, and shall perform all other duties as the Board of Directors shall assign.

Section 4.6. SECRETARY. The Secretary shall keep, or cause to be kept, accurate records of the acts and proceedings of all meetings of shareholders and of the Board of Directors and shall give all notices required by the general corporation laws of the State of Nevada and by these bylaws. The Secretary shall have general charge of the corporate books and records. The

Secretary shall have general charge of the stock transfer books of the Corporation and shall keep, or cause to be kept, at the principal office of the Corporation or at the offices of a stock registrar and transfer agent appointed by the Board of Directors, a record of shareholders, showing the name and address of each shareholder and the number and class of the shares held by each shareholder. The Secretary shall sign such instruments as may require the signature of the Secretary, and in general may perform such acts, not inconsistent with the applicable law or the provisions of these bylaws, usually performed by the secretary of a corporation. The Secretary shall have such other powers and perform such other duties as the Board of Directors shall designate from time to time.

Section 4.7. TREASURER. The Treasurer shall be the principal financial officer of the Corporation, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board of Directors, and in general shall perform all the duties incident to the office of Treasurer and such other duties as the Board of Directors or President shall assign.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for the disbursements. The Treasurer shall keep and maintain the Corporation’s books of account and shall render to the President and Board of Directors an account of all transactions as Treasurer and of the financial condition of the Corporation and exhibit the books, records, and accounts to the President or Board of Directors at any time.

ARTICLE V:

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

Section 5.1. GENERALLY. The Corporation shall indemnify its officers, directors, and agents to the fullest extent permitted under Nevada law or the Articles of Incorporation of the Corporation.

Section 5.2. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. The Corporation may, to the extent permitted by the Nevada Corporations Act, indemnify any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the Corporation’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity (each such person, an “Indemnitee”) against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than a proceeding by or in the right of the Corporation, to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either:

(a)Did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation; or

(b)Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Section 5.3. INDEMNIFICATION IN ACTIONS BY OR ON BEHALF OF THE CORPORATION. The Corporation may, to the extent permitted by the Nevada Corporations Act, indemnify any Indemnitee against expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed suit or action by or in the right of the Corporation to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either:

(a)Did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation; or

(b)Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation.

Section 5.4. INDEMNIFICATION AGAINST EXPENSES. The Corporation shall, to the extent permitted by the Nevada Corporations Act, indemnify any Indemnitee who was successful, on the merits or otherwise, in the defense of any action, suit, proceeding, or claim described in Sections 5.1 and 5.2, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense.

Section 5.5. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

The Corporation’s indemnity of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the Corporation or (ii) from such other corporation, partnership, joint venture, trust or other enterprise.

Section 5.6. NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS. The rights of indemnification set out in this Article V shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, Bylaws, any other agreement with the Corporation, any action taken by the disinterested directors or shareholders of the Corporation, or otherwise. The indemnification provided under this Article V shall inure to the benefit of the heirs, executors, and administrators of an Indemnitee.

Section 5.7. VIOLATION OF LAW. Nothing contained in this Section, or elsewhere in these bylaws, shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

ARTICLE VI: SHARE CERTIFICATES AND TRANSFER

Section 6.1. CERTIFICATES REPRESENTING SHARES. The shares of the Corporation may but need not be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and entered into the books of the Corporation as they are issued. The Corporation shall, within a reasonable time after the issuance or transfer of any uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Nevada Corporations Act. Shares represented by certificates shall be signed by officers or agents designated by the Corporation for such purpose and shall state:

(a)The name of the Corporation and that it is organized under the laws of Nevada.

(b)The name of the person to whom the certificate is issued.

(c)The number of shares represented by the certificate.

(d)Any restrictions on the transfer of the shares, such statement to be conspicuous.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 6.2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof or by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.3. RESRICTIONS ON TRANSFER OF SHARES. The Corporation shall have the power to enter into and perform any agreement with any shareholders of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such shareholders in any manner not prohibited by the general corporation laws of the State of Nevada.

Section 6.4. REGISTERED SHAREHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Nevada, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.5. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates.

Section 6.6. REGULATIONS. The Board of Directors shall have power and authority to make rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

ARTICLE VII: DISTRIBUTIONS

Section 7.1. DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash, property (other than shares of the Corporation), or a dividend of shares of the Corporation to the extent permitted by the Articles of Incorporation and the Nevada Corporations Act.

Section 7.2. FIXING RECORD DATES FOR DISTRIBUTIONS AND SHARE DIVIDENDS. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors may, at the time of declaring the distribution or share dividend, set a date no more than 60 days prior to the date of the distribution or share dividend. If no record date is fixed for such distribution or share dividend, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or share dividend is adopted.

ARTICLE VIII: MISCELLANEOUS

Section 8.1. CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.2. FISCAL YEAR. The fiscal year of the Corporation shall be the period ending on December 31 of each year or such other period as determined by the Board of Directors.

Section 8.3. CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the Nevada Corporations Act shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of

Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.4. WAIVER OF NOTICE. Whenever notice is required to be given to a shareholder, director or other person under the provisions of these bylaws, the Articles of Incorporation of the Corporation or by applicable law, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be equivalent to giving the notice.

Section 8.5. INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 8.6. FORCE AND EFFECT. These bylaws are subject to the provisions of the general corporation laws of the State of Nevada and the Articles of Incorporation, as the same may be amended from time to time. If any provision in these bylaws is inconsistent with an express provision of either the general corporation laws of the State of Nevada or the Articles of Incorporation, the provisions of the general corporation laws of the State of Nevada or the Articles of Incorporation, as the case may be, shall govern, prevail, and control the extent of such inconsistency.

ARTICLE IX: AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to amend or repeal these Bylaws, or to adopt new Bylaws.